                                                                    Exhibit 10.9








                               LEASE AGREEMENT




                        HOUSTON INTERWEB DESIGN, INC.
                        -----------------------------
                                  AS TENANT



                                     AND



                   PATRIOT SAINT JAMES II INVESTORS, L.P.
                   --------------------------------------
                                  AS LANDLORD










                              OCTOBER 15, 1997
                              ----------

                      BASIC LEASE INFORMATION

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

Tenant:                      HOUSTON INTERWEB DESIGN, INC.
                             a TEXAS CORPORATION

Notification Address:        1770 ST. JAMES PLACE, SUITE
                             HOUSTON, TEXAS 77056
                             Attention: HARRY WHITE
                             Facsimile Number:

Landlord:                    PATRIOT SAINT JAMES II INVESTORS, L.P.,
                             a Delaware Limited partnership.

Notification Address:        3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234
                             Attention: Leasing Director
                             Facsimile Number: (214) 888-8029

Building:                    SAINT JAMES II office building, located at 1770
                             ST. JAMES PLACE, HOUSTON, HARRIS COUNTY, TEXAS.

Premises:                    Suite No. 515, containing 1,274 square feet of
                             Net Rentable Area in the Building, as shown on
                             the floor plan attached to this Lease as
                             EXHIBIT A.

Term: The period beginning on the Commencement Date and ending at 6:00 p.m. on the last day of the thirty sixth full calendar month after the Commencement Date. Thus, unless the Commencement
                             Date falls on the first day of a calendar month, the Term will also include the initial partial calendar month immediately following the
                             Commencement Date.

Base Rent:                    Months(1)      Rate(2)   Annual Amount(3)  Month Installment
                             1 through 36   $  13.00    $  16,526.04      $   1,380.17

                             (1) Full calendar months after the Commencement
                             Date. For any initial partial calendar month, the monthly installment of Base Rent will be the same as in the first full calendar month after the Commencement Date.

                             (2) Per square foot of Net Rentable Area per annum.

                             (3) Expressed on an annualized basis even though the applicable period may be longer or shorter than twelve months.

Security Deposit:            $ 1,380.17

Base Year:                   Calendar year 1997

Operating Costs Base Rate:   The rate of Operating Costs per square foot of
                             Net Rentable Area in the Building for the Base
                             Year.

Tax Costs Base Rate:         The rate of Tax Costs per square foot of Net
                             Rentable Area in the Building for the Base Year.

Utilities Costs Base Rate:   The rate of Utilities Costs per square foot of
                             Net Rentable Area in the Building for the Base
                             Year.

Tenant Improvements:         Any leasehold improvements installed in the
                             Premises as of the date of this Lease, together
                             with (and as altered by) the Work Letter
                             Improvements, if any.

Broker:                      NONE

              THE BASIC LEASE INFORMATION IS PART OF THE LEASE.
              EACH TERM IN THE LEFT COLUMN IS USED THROUGHOUT
              THE LEASE AS A DEFINED TERM WITH THE MEANING
              STATED IN THE BASIC LEASE INFORMATION.

                                 LEASE AGREEMENT


                               I. PREMISES AND TERM

1.1 DEMISE OF PREMISES. Landlord demises to Tenant the Premises located in the Building, which is situated on the land described in EXHIBIT B (together with the Building and other improvements now or hereafter located thereon, the "Property"), and covenants that subject to the terms and conditions of this Lease, Tenant will quietly have, hold, and enjoy the Premises so long as Tenant pays Rent as required by this Lease and otherwise performs and complies with this Lease. Tenant accepts the Premises from Landlord in an "as is" condition (save only for the Work Letter Improvements, if any) without warranty of any kind except as may be expressly stated to the contrary in this Lease, and agrees to surrender the Premises to Landlord in the condition required by this Lease on the expiration of the Term or earlier termination of this Lease. So long as Tenant occupies the Premises, Tenant will have the nonexclusive right to use the lobbies, walks, parking facilities, drives, and other areas of the Property made available by Landlord from time to time for the common use of occupants of the Building.

1.2 TERM. The Term will commence on the date (the "COMMENCEMENT DATE") that is the earlier of (a) the Substantial Completion Date (as defined in the Work Letter attached as RIDER 1), or (b) the date on which tenant first begins to occupy the Premises; and unless terminated earlier pursuant to this Lease, the Term will expire at the time specified in the Basic Lease Information. On receipt from Landlord, Tenant must execute a declaration in the form of EXHIBIT C to confirm the date upon which the Commencement Date occurred. Pending resolution of any objections Tenant may have to the date reflected as the Commencement Date in the declaration, Rent must be paid based on that date; and on resolution of Tenant's objections, an appropriate reduction or increase (without interest or penalty) will be made in the next Monthly Rent Installment due.

1.3 AREA CALCULATIONS. All calculations of Usable Area and Net Rentable Area under this Lease will be made in accordance with the following definitions:

       (a) "USABLE AREA" means: (i) in the case of a full-floor space to be occupied by a single tenant, the entire area of the floor measured from the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer pane of glass and extensions of the plane thereof in non-glass areas, including all On-Floor Common Area and excluding only Service Area and General Common Area; and (ii) in the case of space on a floor to be occupied by more than one (1) tenant, the area enclosed by the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas and by demising walls (measured from the midpoint of demising walls), excluding only Service Area, On-Floor Common Area, and General Common Area. No deduction will be made for columns or projections necessary to the Building.

       (b) "NET RENTABLE AREA" means: (i) in the case of a full-floor space to be occupied by a single tenant, the Usable Area of the floor plus an allocation of General Common Area; and (ii) in the case of space on a floor to be occupied by more than one (1) tenant, the Usable Area of the space plus an allocation of both General Common Area and On-Floor Common Area.

       (c) "SERVICE AREA" means an area within vertical penetrations such as (and measured from the midpoint of the walls enclosing) Building stairs, elevator shafts, fire towers, flues, vents, stacks, vertical pipe shafts, and vertical ducts, but excluding structural columns and areas for the specific use of any tenant (such as special stairs or elevators).

       (d) "ON-FLOOR COMMON AREA" means the total area on a floor of a Building located within (and measured from the midpoint of the walls enclosing or inside surface of the outer pane of glass enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone, electrical and equipment rooms, and other similar facilities for the use of all tenants on that floor. The total On-Floor Common Area of a floor to be occupied by more than one (1) tenant will be allocated to the Net Rentable Area of a particular space on that floor in proportion to the Usable Area of that space relative to the total Usable Area on that floor.

       (e) "GENERAL COMMON AREA" means the total area of the Building within (and measured from the midpoint of the walls enclosing or from the inside surface of the outer pane of glass enclosing, or extensions of the plane thereof in non-glass areas) the Building's elevator machine rooms, main mechanical rooms, loading dock facilities, telephone switch rooms, main electrical rooms, public lobbies, engineering, security, postal and cleaning areas, and other areas not leased or held for lease within the Building, but which are necessary or desirable for the proper utilization of the Building generally or to provide services to the Building generally. The total General Common Area of the Building will be allocated to the Net Rentable Area of a particular space in proportion to the Usable Area of that space relative to the total Usable Area of the Building.

1.4 ADJUSTMENT OR NET RENTABLE AREA. The Net Rentable Area of the Premises will not be adjusted as a result of variations resulting from initial construction of any Work Letter Improvements. If the Net Rentable area of the Premises or Building changes for any reason, any Rent calculations based on Net Rentable Area will be adjusted accordingly effective as of Tenant's receipt of written notice from Landlord of the adjustment and the reason therefor. Tenant may object to errors in the adjustment by Landlord only if Tenant notifies Landlord in writing within thirty (30) days thereafter of the specific errors made by Landlord. Pending resolution of any such objections by Tenant, Rent must be paid as adjusted by Landlord based on the change in Net Rentable Area; and on resolution of Tenant's objections, an appropriate reduction or increase (without interest or penalty) will be made in the next Monthly Rent Installment due.

1.5 RELOCATION OF THE PREMISES. Upon written notice to Tenant, Landlord may substitute for the Premises other space in the Building of substantially the same Net Rentable Area as the Premises with leasehold improvements that as nearly as practical, are substantially the same as the Tenant Improvements initially installed in the Premises. Within ten (10) days after Landlord's written request, Tenant must execute an amendment to this Lease whereby all references to the Premises in this Lease are changed to refer to the space substituted for the Premises, Base Rent is adjusted to reflect any resulting change in Net Rentable Area, and all other provisions of this Lease remain unchanged. Landlord will reimburse Tenant for all reasonable and documented costs incurred to third parties as a direct and necessary result of Tenant's relocation to the space substituted for the Premises, including expenses for moving property, reconnecting equipment, and reprinting stationery.

1.6 ALTERATIONS OF THE PROPERTY. Landlord may (without unreasonable interference with Tenant's use of the Premises) make alterations, additions, or improvements to the Building and other parts of the Property from time to time, enter upon the Premises as necessary therefor, and close or restrict access to portions of the Building or other portions of the Property for any reason. Landlord may change the name or address of the Building.

                                   II. RENT

2.1 PAYMENT OF RENT. On or before the first day of each calendar month throughout the Term, Tenant must pay Landlord in advance without demand or notice the "MONTHLY RENT INSTALLMENT" consisting of the total of (a) the monthly installment of Base Rent specified in the Basic Lease Information for the applicable calendar month, (b) one-twelfth (1/12th) of the Base Rent Adjustment as estimated by Landlord for the applicable calendar year, and (c) any Monthly Parking Charge. On Tenant's execution of this Lease, Tenant must pay Landlord one (1) month's Base Rent in the amount of the monthly

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installment of Base Rent in effect for the first calendar month of the Term to be applied to the first full Monthly Rent Installment. If the Commencement Date falls on other than the first day of a calendar month, then on the Commencement Date Tenant must pay Landlord a prorated portion of one (1) month's Monthly Rent Installment based on the number of days elapsed during the Term in that month. All sums of money payable by Tenant to Landlord pursuant to this Lease constitute rent, and all such sums, together with the Monthly Rent Installments, are referred to generically in this Lease as "RENT." Except as expressly stated to the contrary in this Lease, all Rent is payable to Landlord without abatement, set-off, or counterclaim at Landlord's Notification Address (or at any other address that Landlord may designate in writing from time to time).

2.2 BASE RENT ADJUSTMENT. The "BASE RENT ADJUSTMENT" for each calendar year will equal the product of (a) the Net Rentable Area of the Premises, times (b) a rate per annum per square foot of Net Rentable Area equal to the sum of (i) the excess, if any, of the rate of Operating Costs per square foot of Net Rentable Area in the Building for the applicable calendar year over the Operating Costs Base Rate, (ii) the excess, if any, of the rate of Tax Costs per square foot of Net Rentable Area in the Building for the applicable calendar year over the Tax Costs Base Rate, and (iii) the excess, if any, of the rate of Utilities Costs per square foot of Net Rentable Area in the Building for the applicable calendar year over the Utilities Costs Base Rate. Effective on any change in the Net Rentable Area of the Premises or the Building in accordance with this Lease, the calculation of the Base Rent Adjustment will change accordingly. The Base Rent Adjustment will never lower Base Rent below the amount specified in the Basic Lease Information. Prior to January 1 of each calendar year after the Base Year (or as soon thereafter as reasonably practical), Landlord will provide an estimate of the Base Rent Adjustment for the forthcoming calendar year, and the Monthly Rent Installments due thereafter will be adjusted to reflect the Base Rent Adjustment so estimated by Landlord. By June 1 of each calendar year, or as soon thereafter as reasonably practical, Landlord will furnish to Tenant a statement (the "ANNUAL STATEMENT") showing in reasonable detail the calculation of the Base Rent Adjustment for the immediately preceding calendar year and comparing the actual Base Rent Adjustment to the estimated Base Rent Adjustment actually paid by Tenant. If the estimated Base Rent Adjustment paid is less than the actual Base Rent Adjustment reflected on the Annual Statement, Tenant must pay Landlord the amount of the deficit in a lump sum no later than thirty (30) days after receipt of the Annual Statement. If the estimated Base Rent Adjustment paid is greater than the actual Base Rent Adjustment reflected on the Annual Statement, Landlord will allow Tenant equal monthly credits against the Monthly Rent Installments due for the remainder of the then current calendar year in an aggregate amount equal to the surplus, or if Landlord so chooses, Landlord will pay Tenant the amount of the surplus in a lump sum within thirty (30) days after delivery of the Annual Statement. In calculating any surplus or deficit owed for any calendar year in which the Term expires, the Base Rent Adjustment will be prorated in proportion to the number of days elapsed during the Term in that calendar year.

2.3 OPERATING COSTS. "OPERATING COSTS" means all expenses and costs of any kind incurred by Landlord in connection with the ownership, operation, management, maintenance, or repair of the Property other than Tax Costs, Utilities Costs, and Excluded Costs. Operating Costs include without limitation, all of the following:

      (a) Wages, salaries, fees, and all related expenses (including without limitation, taxes, insurance, and benefits) of all personnel engaged in the operation, management, maintenance, or repair of the Property.

      (b) Costs of supplies, tools, equipment, and other materials, including replacement parts and equipment, whether purchased, leased, used, or consumed in the operation, maintenance, or repair of the Property.

      (c) Costs of maintenance or service agreements for the Property, including without limitation, access control service, window cleaning, traffic control, janitorial service, landscape maintenance, and elevator maintenance.

      (d) Costs of operation, maintenance, or repair of interior and exterior common or public areas of the Property, including without limitation, sidewalks, driveways, parking areas, and landscaping.

      (e) Legal or accounting costs for the Property, including without limitation, a reasonable allocation of off-site costs and costs of annual audits of Operating Costs, Tax Costs, and Utilities Costs by certified public accountants, if performed.

      (f) Costs of insurance carried by Landlord relating to the Property, including without limitation, fire and casualty insurance (with extended, all-risk, or other coverages), rental loss or business interruption insurance, plus the cost of all deductible payments made by Landlord.

      (g) Assessments, fees, or similar charges for the Property's share of the cost of operating and maintaining common areas and facilities of any office or business park in which the Property is located.

      (h) Costs of complying with Laws applicable to the operation, management, maintenance, or repair of the Property, including without limitation, costs for licenses, permits, and inspection fees.

      (i) Amortization in accordance with generally accepted accounting principles of capital expenditures and reasonable financing charges for items that are primarily for the purpose of (i) reducing or avoiding increases in Operating Costs in Landlord's good faith estimate, (ii) promoting safety, or
(iii) complying with Laws imposed after the initial construction of the Building. In addition to the foregoing, Landlord may include in Operating Costs unamortized capital expenditures that in the aggregate are less than two percent (2%) of the estimated amount of the total Operating Costs, Tax Costs, and Utilities Costs for the applicable calendar year.

      (j) Management fees and costs of a Property management office in the Building or an allocation of the costs of an off-site central office maintained for management of the Property.

2.4 TAX COSTS. "TAX COSTS" means all of the following that are not Excluded Costs and that are imposed by Law on the Property or on Landlord in connection with the ownership or operation of the Property: (a) general and special ad valorem and other taxes, assessments, and charges; (b) any future capital levy, rent, or other tax, assessment, or charge imposed in place of or in addition to the ad valorem and other taxes, assessments, or other governmental charges presently in effect; and (c) consulting, accounting, legal fees, and other costs resulting from any challenge of ad valorem or other taxes, assessments, or other governmental charges. If the Property is not separately assessed, Landlord will allocate Tax Costs to the Property on a reasonable basis.

2.5 UTILITIES COSTS. "UTILITIES COSTS" means all of the following that are not Excluded Costs and that are incurred by Landlord in connection with the ownership or operation of the Property; (a) costs and expenses for consumption or use of public or private utility services for the Property, including without limitation, water, steam, sewer, waste disposal, gas, telecommunications, and electricity; and (b) amortization in accordance with generally accepted accounting principles of capital expenditures and reasonable financing charges for items that are primarily for the purpose of
(i) reducing or avoiding increases in Utilities Costs in Landlord's good faith estimate, or (ii) complying with Laws imposed after the initial construction of the Building.

2.6   EXCLUDED COSTS. "EXCLUDED COSTS" means all of the following:

      (a) Except as expressly included in the definitions of Operating Costs and Utilities Costs, capital expenditures as determined in accordance with generally accepted accounting principles, depreciation and amortization, and interest and other finance charges.

      (b) Costs for the initial construction of the Property or for improvements to leased premises.

      (c) Costs for the sale or financing of the Property, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, and other similar costs.

     (d) Leasing commissions, attorneys' fees, and other expenses in connection with negotiations for leases or disputes with particular tenants.

     (e) Repair or replacement costs paid with proceeds of insurance or condemnation.

     (f) Costs for which Landlord is reimbursed by any tenant or other party, including without limitation, costs for furnishing any utilities or services in addition to or in excess of those included in Building Standard Services.

     (g) Taxes attributable to the personal property or trade fixtures of any tenant.

     (h) Utilities or other costs that are payable directly to a third party by any tenant.

     (i) Taxes on net income, death taxes, franchise taxes, and taxes in connection with any change of ownership of the Property.

     (j) Penalties for late payment of taxes, utility bills, or other amounts owned by Landlord except to the extent Landlord was in good faith contesting payment.

2.7 ACCOUNTING PRINCIPLES. Operating Costs, Tax Costs, and Utilities Costs will be computed on an accrual basis in accordance with generally accepted accounting principles consistently applied. Tax Costs will accrue in the calendar year levied or assessed except for Tax Costs attributable to special taxes and assessments that are payable in installments, which will accrue only to the extent of the installment payable each calendar year. Operating Costs, Tax Costs, and Utilities Costs will be calculated on an annualized basis for a full calendar year. In calculating Operating Costs, Tax Costs, and Utilities Costs, costs that vary with occupancy (such as janitorial service and utilities) will be appropriately adjusted to reflect the amount that such variable costs would have been with occupancy at the greater of ninety-five percent (95%) of the Net Rentable Area of the Building or the actual occupancy of the Building throughout the applicable calendar year. All rates per square foot of Net Rentable Area in the Building involved in determining the Base Rent Adjustment will be calculated based on the greater of ninety-five percent (95%) of the Net Rentable Area of the Building or the actual occupancy of the Building throughout the applicable calendar year.

2.8 LATE PAYMENT OF RENT. Past-due Rent will bear interest from the date due until paid at the rate per annum that is the lesser of (a) five percent (5%) in excess of the "prime rate" or "base rate" of Bank One, Texas, National Association (or its successor) from time to time (or if such rate is discontinued, the rate charged by the bank to its most creditworthy commercial borrowers), or (b) the maximum interest rate allowed by Law. Any Rent or other sum required to be paid to Landlord on written demand will be due and payable on Tenant's receipt of a bill, invoice, or other written demand for payment from Landlord. If any Monthly Rent Installment is more than five (5) days past due, or if any other payment of Rent or any other sum is more than ten (10) days past due, Tenant must pay Landlord on written demand a late charge that is the greater of $250.00 or five percent (5%) of the amount of the Monthly Rest Installment or other Rent past due. Late charges are intended to compensate Landlord for additional administrative expenses associated with late payment. Any payment of past-due Rent will be applied first to any late charges owed, then to any interest accrued, and finally to the balance of Rend owed.

2.9 SECURITY DEPOSIT. Tenant must pay the Security Deposit to Landlord on Tenant's execution of this Lease. Tenant will not receive any interest on the Security Deposit. Landlord may commingle the Security Deposit with other funds of Landlord. If a Tenant Default occurs, Landlord may (in addition to any other remedies) apply the Security Deposit in whole or in part to pay any Rent, damages, or other sums owed by Tenant. On written demand by Landlord following such application, Tenant must pay Landlord a sufficient sum to restore the Security Deposit to the full amount specified in the Basic Lease Information. The Security Deposit is not an advance payment of Rent or a measure of Landlord's damages for a Tenant Default. Upon full payment and performance of this Lease by Tenant (including without limitation, final payment of any deficiency in the Base Rent Adjustment owed by Tenant as reflected in the final Annual Statement), Landlord will refund to Tenant any balance of the Security Deposit remaining after deducting any Rent, damages, or other sums owed by Tenant.


                           III.  SERVICES FURNISHED BY LANDLORD

3.1 BUILDING STANDARD SERVICES. So long as Tenant occupies the Premises and no Tenant Default has occurred, Landlord will furnish the following "BUILDING STANDARD SERVICES":

      (a) Central heating, ventilating, and air conditioning ("HVAC") in the Premises in season between the hours (the "BUILDING HOURS") of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m., Saturday, exclusive of holidays observed by national banks in the city where the Property is located.

      (b) Electricity for routine lighting and the operation of general office machines such as typewriters, dictating equipment, adding machines, personal computers, copying machines, and the like that are designed to operate at or below the rated voltage and current loads of the outlets, circuits, and other electrical equipment initially installed in the Premises as part of the Tenant Improvements and that do not consume, either singly or in the aggregate, an amount of electrical power per square foot of Usable Area materially in excess of the amount of electrical power per square foot of Usable Area normally consumed in ordinary general office occupancy of the Building.

      (c) Building standard janitorial service in the Premises Monday through Friday, exclusive of holidays observed by national banks in the city in which the Property is located.

      (d) Replacement as needed of Building standard fluorescent light bulbs in the Premises.

      (e) Initial issuance to Tenant of two (2) keys for each corridor door to the Premises, and if Landlord provides electronic access control to tenants of the Building generally, initial issuance to Tenant's employees in the Premises of access cards for use in Building standard electronic access card readers (not to exceed one (1) access card per 333 square feet of Net Rentable Area in the Premises).

      (f) Initial installation in Building standard graphics of Tenant's name and suite number on the main exterior door of the Premises, and if Landlord provides a tenant directory in the main Building lobby, one (1) initial listing of Tenant's name on the tenant directory.

      (g) Nonexclusive use of rest rooms with hot and cold water at locations provided for the use of the Building's tenants generally.

      (h) Nonexclusive use of passenger elevator service to the floor of the Premises, with at least one (1) cab in service twenty-four (24) hours per day.

      (i) Routine maintenance, replacement, and repair of the structural components of the Building, of the mechanical, electrical, and plumbing systems and equipment serving the Building generally, and of the interior and exterior common areas of the Building, including the Building's ground floor lobby, exterior lighting, landscaping, and irrigation on the Property, and parking, driveway, and walkway areas on the Property.

     (j) Operation of equipment and/or employment of personnel for the purpose of attempting to control access to the ground floor lobby of the Building during other than Building Hours.

3.2 ADDITIONAL SERVICES. If Landlord chooses to do so, Landlord may make additional services available to tenants of the Building. Unless the additional services are furnished to office tenants of the Building generally, Landlord will establish a Building standard charge to be billed to the particular tenants that request or utilize the additional service. The following additional services will be available for a Building standard charge if requested by Tenant:

     (a) If requested far enough in advance in accordance standard procedures established for the Building, HVAC service during other than Building Hours. The Building standard charge may include a minimum area and a minimum number of hours of HVAC operation.

     (b)  Replacement of electronic access cards.

     (c) If Landlord provides a tenant directory in the main Building lobby, and to the extent space is available, additional or changed listings on the tenant directory.

3.3  EXCESS OR SPECIAL SERVICE REQUIREMENTS. Landlord and Tenant agree that:

     (a) If any equipment in the Premises generates excessive heat or requires a range of ambient temperature and humidity outside of that afforded by the operation of the Building's standard HVAC equipment at thermostat settings that Landlord considers standard for the Building, Landlord may require Tenant to cease using such equipment within ten (10) days after written notice from Landlord. If Tenant fails to do so, Landlord may elect to install supplemental HVAC and metering equipment, in which case Tenant must pay the following costs to Landlord from time to time on written demand: (i) the cost of the supplemental equipment and its design and installation plus a Building standard charge to compensate Landlord for the additional administrative burden; (ii) the cost of maintenance, replacement, and repair of the supplemental equipment plus a Building standard charge to compensate Landlord for the additional administrative burden; and (iii) costs of electrical power consumed and chilled water as metered or otherwise reasonably determined by Landlord, plus actual costs of accounting and billing therefor.

     (b) No equipment may be used that requires or uses electricity in excess of the rated voltage and current loads of the outlets, circuits, and other electrical equipment initially installed in the Premises as part of the Tenant improvements, and Landlord may enter the Premises and disconnect such equipment immediately without prior notice to Tenant. If any type or quantity of equipment in the Premises consumes electrical power in an amount per square foot of Usable Area that is materially in excess of the amount of electrical power per square foot of Usable Area normally consumed in ordinary general office occupancy of the Building, Landlord may require Tenant to cease using such equipment within ten (10) days after written notice from Landlord. If Tenant fails to do so, Landlord may elect to install supplemental metering equipment, in which case Tenant must pay the following costs to Landlord from time to time on written demand: (i) the cost of the supplemental equipment and its design and installation plus a Building standard charge to compensate Landlord for the additional administrative burden; (ii) the cost of maintenance, replacement, and repair of the supplemental equipment plus a Building standard charge to compensate Landlord for the additional administrative burden; and (iii) metered costs of electrical power consumed in excess of that included in Utilities Costs, plus actual costs of accounting and billing therefor.

     (c) If any improvements in the Premises or any of the fixture, furnishings, fixtures, equipment, or other personal property in the Premises requires janitorial services in excess of that reasonably considered standard for the Building by Landlord, if additional janitorial service is required to clean and store cooking, eating, and drinking utensils and equipment in the Premises, or if additional janitorial service is required to properly dispose of food, drink, or other wastes and debris in the Premises, Landlord may refuse to provide such services (in which case Tenant must provide such services at its cost in a manner reasonably satisfactory to Landlord), or Landlord may elect to provide such services (in which case Tenant must pay Landlord from time to time on written demand the additional cost of such services plus a Building standard charge to compensate Landlord for the additional administrative burden).

     (d) If the Premises or any other part of the Property is damaged by any act or omission of Tenant or its employees, agents, or contractors, Landlord will make needed repairs or replacements, but Tenant must pay Landlord on written demand the cost of the repairs and replacements in excess of insurance proceeds actually received by Landlord, if any, plus a Building standard charge to compensate Landlord for the additional administrative burden. Landlord will have no obligation to begin such repair or replacement work until Landlord receives all insurance proceeds and any funds due from Tenant.

     (e) All sums payable by Tenant pursuant to this Section are in addition to the Base Rent Adjustment, which will be payable without reduction in accordance with other applicable provisions of this Lease.

                         IV USE AND OCCUPANCY BY TENANT

4.1 USE. The Premises may be used and occupied only for general office purposes and for no other purpose whatsoever. Tenant may not engage in or cause, must ensure that none of its employees, agents, or contractors engages in or causes, and must use good faith, reasonable efforts to ensure that none of its customers or other visitors engages in or causes any of the following in the Premises or elsewhere on the Property: (a) any action or the placement of any object that is visible from the exterior of the Building or from lobby or other common areas of the Property and that adversely affects the appearance of the Property; (b) any emission of harmful or offensive odors or fumes or any loud or disturbing noises; (c) any excessive load on floors or other structural elements of the Building or on the mechanical, electrical, and plumbing systems of the Building; (d) any fire or other hazard that might adversely affect the availability or cost of insurance carried by Landlord or other tenants; (e) any use, generation, storage, treatment, transportation, or disposal of any Hazardous Material (except for generally available office equipment and supplies that contain small quantities or low concentrations of Hazardous Material so long as they are properly used and stored within the Premises, properly disposed of by Tenant at a location other than the Property, and do not by Law require any license or permit); (f) any waste, nuisance, or other unreasonable interference with or disturbance of Landlord's business or the occupancy of any other tenant of the Property; (g) any criminal or other disreputable conduct that might adversely affect the reputation of Landlord or the Property; (h) any noncompliance with rules, procedures, or instructions of Landlord or its employees, agents, or contractors relating to protection of life or personal safety or to security or access control; or (h) any noncompliance with the Building Rules attached as Exhibit D (or amendments or additions to such rules hereafter promulgated by Landlord). "Hazardous Material" means any toxic or hazardous waste, material, or substance or any other substance that is prohibited, limited, or regulated as a health or environmental hazard or pollutant under any Law, or that even if not so regulated, could or does pose a hazard to the environment or to the health and safety of the occupants of the Building or others.

4.2 COMPLIANCE WITH LAWS. Tenant at its cost must comply with, must cause its employes, agents, and contractors to comply with, and must use good faith, reasonable efforts to cause its customers and other visitors to comply with all applicable codes, statutes, ordinances, regulations, and other legal requirements of any government or governmental agency (collectively, "Laws") relating to the use, condition, or occupancy of the Premises (including without limitation, all Laws applicable to Tenant's business and operations in the Premises). Without limiting the foregoing, Tenant at its cost must comply with all requirements of the Americans with Disabilities Act and implementing regulations applicable to the use, condition, or occupancy of the Premises other than requirements relating solely to the physical structure of (a) the Work Letter Improvements, if any, as initially installed in the Premises by Landlord, (b) the roof, foundation, and exterior walls of the Building, and (c) the common areas of the Property.

4.3 MAINTENANCE OF THE PREMISES. Tenant must promptly report to Landlord any damage to the Premises. Except to the extent included in Building Standard Services, maintenance, replacement, and repair of all improvements and other components of the Premises must be carried out by Tenant at its cost in a good and workmanlike manner, using contractors approved by Landlord in writing, and in a manner sufficient to keep the Premises and the improvements therein in as good a condition as on the Commencement Date, reasonable wear and tear excepted.

4.4 SIGNS AND ADVERTISING. Except for the entry letters and numerals initially installed by Landlord as part of the Building Standard Services or as specially provided to the contrary in a Rider to this Lease (if any), no signs or other graphics relating to Tenant or its business that are visible from the exterior of the Building or from Lobby or other common areas of the Property may be installed anywhere on the Property. If Landlord elects to permit any such signs or graphics, the size, location, and appearance thereof must be satisfactory to Landlord in its discretion. Tenant may not use the name of Landlord or of the Building or Property for any purpose other than to identify the location of the Premises in Tenant's address.

4.5 ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant may make no alterations, additions, or improvements to the Premises or the Property without the prior written consent of Landlord (which may be withheld in Landlord's discretion). If Landlord consents, all alterations, additions, or improvements must be completed without cost to Landlord, and Tenant must pay Landlord on written demand the amount of all costs incurred by Landlord for architects and engineers, permits, or other purposes related to the alterations, additions, or improvement, plus a Building standard charge to compensate Landlord for the additional administrative burden. Tenant must comply with all reasonable requirements of Landlord relating to plans and specifications, compliance with building codes and other Laws, employment and bonding of contractors, insurance, compatibility with the Building's mechanical, electrical, and plumbing systems, aesthetic considerations, and other matters as determined by Landlord. All alterations, additions, or improvements, including without limitation, all partitions, walls, railings, carpeting, floor and wall coverings, and other fixtures (excluding Tenant's trade fixtures) will become the property of Landlord when made, and will remain upon the Premises at the expiration of the Term or earlier termination of this Lease. Without limiting the foregoing, each of the following requires Landlord's prior written consent: (a) installation of food, soft drink or other vending machines; (b) removal or replacement of window coverings on exterior windows initially installed in the Premises as part of the Tenant Improvements, or the installation of additional window coverings, drapes, or other window treatments; and (c) rekeying or other changes in the locks or other access control devices on the exterior or interior doors of the Premises, or duplication of any keys or electronic access cards furnished by Landlord.

4.6 PERSONAL PROPERTY AND TRADE FIXTURES. Tenant may not remove any of the following from the Premises: (a) HVAC systems, fixtures, or equipment; (b) lighting fixtures or equipment; (c) carpeting and other attached floor coverings, or raised flooring; (d) plumbing fixtures and equipment; (e) paneling or millwork; (f) build-in shelving or cabinets; (g) drapes, blinds, or other window treatments; and (h) equipment or appliances purchased or installed by Landlord as part of the Work Letter Improvements. Except as provided in the preceding sentence, any personal property or trade fixtures installed in the Premises at Tenant's expense will remain Tenant's personal property, and must be removed from the Property by Tenant on the expiration of the Term or earlier termination of this Lease without damage to the Premises or other parts of the Property. On the expiration of the Term or earlier termination of this Lease Tenant must also deliver to Landlord all keys, electronic access cards, and safe or vault combinations with respect to the Premises, and leave the Premises in a clean condition free of waste, refuse, or debris. If Tenant fails to do so, Landlord may retain, store, or dispose of any trade fixtures or other personal property left in the Premises however Landlord chooses without liability of any kind to Tenant, repair any damage to the Premises or other parts of the Property caused by removal thereof, change or rekey locks and other access control devices as necessary throughout the Building to maintain security, and clean the Premises and properly dispose of all such waste, refuse, or debris; and Tenant must pay to Landlord on written demand all costs and expenses incurred by Landlord in connection with the foregoing, plus a Building standard charge to compensate Landlord for the additional administrative burden.

4.7 TAXES PAYABLE BY TENANT. Tenant must pay any documentary stamp tax, transfer tax, sales or use tax, excise tax, or any other tax, assessment, or charge (other than any income, franchise, or similar tax imposed directly on Landlord or Landlord's net income from the Property) required to be paid on account of (a) the execution of this Lease, (b) the use or occupancy of the Premises by Tenant, (c) the sale or use of goods or services furnished by Landlord directly to Tenant or at Tenant's request, (d) the Rent or other payments due hereunder, or (e) the value of trade fixtures, furnishing, equipment, or other personal property located on the Premises and owned by or in the custody of Tenant. All such taxes, assessments, and charges must be paid promptly as they become due prior to delinquency. Tenant will provide Landlord with copies of paid receipts for such taxes, assessments, or charges promptly after payment. Tenant must also pay on written demand from Landlord any increase in ad valorem taxes or assessments on the Property as a result of alternations, additions, or improvements made after the Commencement Date (as separately assessed or as reasonably valued and allocated by Landlord).

4.8 PROTECTION AGAINST LIENS. No mechanics', materialmen's, or other type of lien or claim may be filed against Landlord or the Property by, against, through, or under Tenant or its contractors. If any such lien or claim is filed, Tenant must either cause the lien or claim to be discharged with ten
(10) days after filing, or if all required approvals from the holders of Mortgages on the Property are obtain and Tenant furnishes adequate security to prevent any foreclosure proceedings against the Property, Tenant may in good faith contest such lien or claim; otherwise, Landlord may, in addition to any other right or remedy available to it, elect to discharge the lien or claim by paying the amount alleged to be due or by giving appropriate security. If Landlord discharges or secures the lien or claim, then Tenant must reimburse Landlord on written demand for all sums paid and all costs (including reasonable attorneys' fees and costs of litigation) incurred by Landlord plus a Building standard charge to compensate Landlord for the additional administrative burden. All of Tenant's contracts, purchase orders, or similar documents relating to any labor or materials to be furnished for the Premises must state that Tenant is solely responsible for payment and that no lien may attach to the Property to secure any payment due.

4.9 ACCESS BY LANDLORD. Landlord and its agents and representatives may enter the Premises at any time without notice to provide Building Standard Services or in an emergency. At reasonable hours and after reasonable notice, Landlord and its agents and representatives may enter the Premises to conduct inspection, make repairs, alterations, or additions, and to show the Premises to prospective tenants, subtenants, mortgagees, and purchasers.

                               V. TRANSFERS

5.1  TRANSFERS BY TENANT. Landlord and Tenant agree that:

     (a) Without the prior written consent of Landlord in each instance (which may be withheld in Landlord's discretion), Tenant may not do any of the following (a "TENANT TRANSFER"): (i) assign this Lease or any estate or interest therein, whether absolutely or collaterally as security for any obligation; (ii) sublease any part of the Premises; (iii) permit any assignment of this Lease or any estate or interest therein by operation of Law, whether absolutely or collaterally as security for any obligation; (iv) grant any license, concession, or other right of occupancy for any part of the Premises; (v) permit the use of any part of the Premises by any person other than Tenant and its agents and employees; (vi) assign or otherwise transfer ownership of a majority of the assets of Tenant; or (vii) merge or be consolidated into any other entity. In soliciting any Tenant Transfer, Tenant must endeavor to obtain fair market value consideration. No Tenant Transfer to any then current tenant or occupant of the Building will ever be permitted. Any attempted Tenant Transfer without Landlord's prior written consent will be void.

     (b) If Tenant requests Landlord's consent to a Tenant Transfer, Landlord may either (i) approve or disapprove the Tenant Transfer, or (ii) terminate this Lease with respect to the part of the Premises affected by the proposed Tenant Transfer. In connection with each Tenant Transfer request by Tenant, Tenant must obtain and furnish to Landlord all documents, financial reports, and other information Landlord reasonably requires in order to evaluate the proposed transferee. Landlord will advise Tenant of Landlord's decision about the requested Tenant Transfer within thirty (30) days after receipt of Tenant's written Tenant Transfer request and all requested supporting materials. As a condition to giving its consent to a Tenant Transfer, Landlord may require that any instrument to effectuate the Tenant Transfer be in a form satisfactory to Landlord, that the transferee assume the Lease, and that alterations to the Premises needed to comply with Law be carried out without cost to Landlord in accordance the provisions of this Lease relating to alterations of the Premises. If Landlord refuses to consent to a requested Tenant Transfer, this Lease and the obligations and liabilities of Tenant under this Lease will nonetheless remain in full force and effect. The consent of Landlord to one Tenant Transfer is never to be construed as waiving the requirement for Landlord's consent to other Tenant Transfers, nor will any consent by Landlord or any Tenant Transfer discharge or release Tenant from any obligations or liabilities to Landlord under this Lease.

     (c) Tenant must pay Landlord all cash or other proceeds of any Tenant Transfer in excess of the Rent payable under this Lease, and Tenant hereby assigns to Landlord all rights it may have or ever acquire to the excess proceeds, which will be due and payable to Landlord on receipt by Tenant and will be accompanied by an accounting of the sums owed, certified by Tenant.
No transferee of less than the entire Premises for the full Term as the result of a Tenant Transfer will ever be entitled to exercise any renewal, extension, expansion, termination, or other option provided in this Lease
(or in any Rider) or to the return of the Security Deposit. If a Tenant default occurs after any Tenant Transfer, Landlord may, at its option, collect Rent directly from the transferee, and Tenant hereby authorizes any such transferee to pay Rent directly to Landlord at all times after receipt of written notice from Landlord. No direct collection of Rent by Landlord from any transferee following a Tenant Transfer will constitute a novation or otherwise release Tenant from its obligations and liabilities under this Lease.

5.2 TRANSFERS BY LANDLORD. Landlord has the unrestricted right to sell, assign, mortgage, encumber, or otherwise dispose of all or any part of the Property or any interest therein. Upon sale or other disposition of the Property, Landlord will be released from obligations and liabilities thereafter accruing under this Lease, and Tenant will attorn to Landlord's successor and look solely to such successor for performance of the Lease thereafter.

5.3 SUBORDINATION. This Lease is automatically subordinate to all present and future mortgages, deeds of trust, deeds to secure debt, other security instruments, or ground or land leases encumbering all or any part of the Property ("MORTGAGES") and to all renewals, modifications, consolidations, replacements, and extensions of any Mortgage. No other document is necessary to subordinate this Lease to any Mortgage, but if Landlord so requests, Tenant will promptly execute an appropriate document to confirm such subordination. Upon request of any party succeeding to the interest of Landlord as a result of enforcement of any Mortgage, Tenant will automatically become the tenant of such successor in interest without change in the terms this Lease except that such successor in interest will not be
(a) subject to any credits, offsets, defenses, or claims which Tenant may have against any prior Landlord, (b) bound by any payment of Rent for more than one (1) month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease that are actually received by such successor in interest), (c) bound by any amendment or modification of this Lease made without the written consent of the holder of the Mortgage (if such consent is required by the Mortgage), (d) liable for any act, omission, or default of any prior landlord, or (e) required to make any capital improvements to the Property or the Premises that Landlord may have failed to complete. Notwithstanding the foregoing, the holder of any Mortgage may elect at any time to subordinate its Mortgage to this Lease by filing a document to such effect in the appropriate public real property record and giving Tenant notice of such election.

5.4 ESTOPPEL CERTIFICATE. Within ten (10) days after written request from Landlord, Tenant must (a) execute an estoppel certificate on a form provided by Landlord certifying the status of such matters with respect to the Lease as Landlord may request, and (b) furnish landlord the most recent available audited financial statement (or if Tenant does not normally have audited financial statements prepared, the most recent unaudited financial statement) of Tenant and of any guarantor of this Lease. If Tenant fails to deliver a requested estoppel certificate within the required 10-day period, Tenant will be deemed to have agreed to the statements contained in the form provided by Landlord.

                             VI. RISK MANAGEMENT

6.1 CASUALTY INSURANCE. Landlord must maintain fire and casualty insurance with at least extended coverage on the Building and other improvements included in the Property (excluding trade fixtures and personal property owned by Tenant or in Tenant's custody or control) in amounts desired by Landlord issued by an insurance company authorized to insure properties in the state where the Property is located. Tenant will have no interest in the proceeds of Landlord's insurance. If any improvements in the Premises have a value substantially disproportionate to those found generally in the Building, or if Tenant's use or occupancy poses any increased risk of loss (without implying any consent to such use or occupancy), any resulting increase in Landlord's premiums for such insurance must be paid by Tenant to Landlord on written demand. Tenant at its own cost must maintain fire and casualty insurance with at least extended coverage for the replacement cost of all trade fixtures and personal property located on the Property and owned by Tenant or in Tenant's custody or control, with business interruption coverage for a period of at least six (6) months, issued by an insurance company authorized to insure properties in the state where the Property is located. Tenant must furnish Landlord certificates of insurance evidencing the required fire and casualty insurance coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

6.2 WAIVER OF SUBROGATION AND CLAIMS. Landlord waives all claims, causes of action, or other rights of recovery against Tenant and its employees, agents, and contractors for any loss or damage to the Building and other improvements included in the Property by reason of fire or other insurable risk of loss (whether or not actually insured), regardless of cause or origin (including negligence), and agrees that no insurer will have any right of subrogation to Landlord. Tenant waives all claims, causes of action, or other rights of recovery against Landlord and its employees, agents, and contractors for any loss or damage to any trade fixtures and personal property located on the Property and owned by Tenant or in Tenant's custody or control by reason of fire or other insurable risk of loss (whether or not actually insured), regardless of cause or origin (including negligence), and agrees that no insurer will have any right of subrogation to Tenant. Each of Tenant and Landlord will advise its fire and casualty insurers of the foregoing waiver and ensure that such waiver is a part of each policy of fire and casualty insurance that its carries.

6.3 CASUALTY DAMAGE. If any part of the premises is damaged by fire or other casualty, Tenant will give prompt notice to Landlord. Landlord may, at its option, terminate this Lease by so notifying Tenant in writing within sixty (60) days after the date of a fire or other casualty if (a) the casualty renders any substantial part of the Premises untenantable and the repair time to restore the Premises to a tenantable condition (as reasonably estimated my Landlord) will extend beyond the date that is one hundred eighty
(180) days after the date of the casualty, (b) the casualty renders any substantial part of the Premises untenantable and at the time, less than two
(2) years remain until the expiration of the Term, (c) any part of the Property is damaged to the extent that in Landlord's judgment, restoration is not practical (whether or not the Premises have been damaged by the casualty), or (d) the holder of any Mortgage requires application of any insurance proceeds to reduce the Mortgage debt. If the damage by fire or other casualty renders any substantial part of the premises untenantable and if the repair time to restore the Premises to a tenantable condition (as reasonably estimated by Landlord) will extend the date that is one hundred eighty (180) days after the date of the casualty, Tenant may elect to terminate this Lease by so notifying Landlord in writing within thirty (30) days after Tenant receives Landlord's written estimate of the time required for restoration. If the Lease is not so terminated by Landlord or Tenant, Landlord will promptly begin and diligently pursue the work of restoring the Premises (including the Tenant Improvements initially installed in the Premises) to substantially their former condition as soon as reasonably possible. Landlord will not, however, be required to restore any alterations, additions, or improvements other than the initial Tenant Improvements or to spend any amount in excess of the insurance proceeds during the time and to the extent the Premises are untenantable as the result of fire or other casualty, but such abatement will not extend the Term.

6.4 CONDEMNATION. If all or substantially all of the Property is condemned or is sold in lieu of condemnation, then this Lease will terminate on the date the condemning authority takes possession of the Property. If less than all of the Property is so condemned or sold (whether or not the Premises are affected) and in Landlord's judgment, the Property cannot be restored to an economically viable condition, or if the holder of any Mortgage requires application of condemnation proceeds to the reduction of the Mortgage debt, Landlord may terminate this Lease by written notice to Tenant effective on the date the condemning authority takes possession of the affected part of the Property. If the condemnation or sale in lieu thereof will render any substantial part of the Premises untenantable, Tenant may terminate this Lease by written notice to Landlord effective on the date the condemning authority takes possession of the affected part of the Premises. If this Lease is not so terminated by Landlord or Tenant, Landlord will, to the extent feasible, restore the Premises (including the Tenant Improvements initially installed in the Premises) to substantially their former condition. Landlord will not, however, be required to restore any alterations, additions, or improvements other than the initial Tenant Improvements or to spend any amount in excess of the condemnation proceeds actually received by Landlord. Landlord will allow Tenant an equitable abatement of Rent during the time and to the extent the Premises are untenantable as the result of any condemnation or sale in lieu thereof, but such abatement will not extend the Term. All condemnation awards and proceeds belong exclusively to Landlord, and Tenant will not be entitled to, and expressly waives and assigns to Landlord, all claims for any compensation for condemnation; provided, however, if Tenant is permitted by applicable law to maintain a separate action that will not reduce condemnation awards or proceeds to Landlord, Tenant may pursue such separate action, but only for loss of business, moving expenses, and Tenant's trade fixtures.

6.5 LIABILITY INSURANCE. Each of Landlord and Tenant must maintain separate policies of commercial general liability insurance issued by an insurance company authorized to transact business in the state where the Property is located. The combined single limit of liability insurance coverage must be at least $2,000,000, or such greater amount as Landlord may reasonably require from time to time (so long as Landlord maintains at least the same limit of coverage). Coverage in excess of $1,000,000 may be provided through a policy of umbrella liability insurance. Tenant's liability insurance policy must name Landlord as an additional insured and contain an undertaking by the insurer not to cancel or change coverage materially without first giving thirty (30) days' written notice to Landlord. Tenant must furnish Landlord certificates of insurance evidencing the required commercial general liability insurance coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

6.6 INDEMNIFICATION.  Landlord and Tenant agree that:

    (a) Tenant will indemnify, defend, and hold Landlord and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) noncompliance with or violation of any Law applicable to Tenant or its use and occupancy of the Premises; (ii) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Material by Tenant or its employees, agents, or contractors or as a result of Tenant's use and occupancy of the Premises; (iii) injury to persons or loss or damage to property to the extent caused by any negligent or wrongful act or omission of Tenant or its employees, agents, and contractors, but only to the extent the loss or damage would not be covered by property and casualty insurance of the type and amount required to be carried by Landlord pursuant to this Lease (whether or not actually so carried).

    (b) Landlord will indemnify, defend, and hold Tenant and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) Landlord's noncompliance with or violation of any Law applicable to Landlord, but only to the extent such noncompliance or violation is not based on the use or occupancy of the Premises by Tenant or any other act or omission of Tenant or its employees, agents, or contractors;
(ii) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Material by Landlord or its employees, agents, or contractors; (iii) injury to persons or loss or damage to property to the extent caused by any negligent or wrongful act or omission of Landlord or its employees, agents, and contractors, but only to the extent the loss or damage would not be covered by property and casualty insurance or the type and amount required to be carried by Tenant pursuant to this Lease (whether or not actually so carried).

6.7 LIMITATIONS OF LIABILITY. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree that:

    (a) None of the following will constitute a breach of the covenant of quiet enjoyment, an actual or constructive eviction of Tenant, or a Landlord
Default: (i) the unavailability, curtailment, interruption, fluctuation, inadequacy, or other defect in any of the services furnished or to be furnished by Landlord pursuant to Article III of this Lease as a result of any failure or malfunction of, or damage to any lines, equipment, or other facilities on the Property or elsewhere, any act or omission of any utility company, the requirements of any law, the unavailability of materials or supplies, or any other circumstance outside of Landlord's reasonable control so long as Landlord in good faith attempts to remedy such circumstances as quickly as reasonably possible; (ii) any design or other defect in the physical structure of the Building, in the mechanical, electrical, and plumbing system of the Property, or in the Tenant Improvements or any other improvements on the Property so long as Landlord in good faith attempts to remedy the defect as quickly as reasonably possible; or (iii) any repairs, replacements, maintenance, alterations, additions, or improvements to any part of the Property so long as such activities are conducted without unreasonable interference with Tenant's use of the Premises.

    (b) Landlord will not be liable (whether in the event of a Landlord Default or in any other circumstance whatsoever), and Tenant hereby waives and releases all claim, causes of action, or other rights of recovery it may ever had against Landlord for: (i) any negligent or other acts or omissions by other tenants or occupants of the Property or their employees, agents, contractors, customers, or visitors; (ii) loss or damage to property or personal injury or death resulting from any negligent or other act or omission of Landlord or its employees, agents, or contractors, relating to the security of the Property; (iii) any loss of business or profits of Tenant or other consequential damages; or (iv) exemplary, punitive, or other special damages of any kind.

    (c) None of Landlord's officers, employees, agents, directors, shareholders, or partners will ever have any liability to Tenant under or in connection with this Lease, and Tenant hereby waives and releases all claims, causes of action, or other rights of recovery it may ever have against such parties under or in connection with this Lease.

    (d) Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any damages or other sums of money that Landlord may ever owe Tenant under or in connection with this Lease, and Landlord will never be personally liable for payment of any such damages or other sums of money, or any judgment therefor.

6.8 ALLOCATION OF RISKS. TENANT ACKNOWLEDGES THAT IT HAS BEEN ADVISED TO HAVE THE PROVISIONS OF THIS LEASE REVIEWED BY AN ATTORNEY OF ITS OWN CHOOSING AND THAT IT HAD DONE SO OR KNOWINGLY ELECTED NOT TO DO SO. EACH OF THE WAIVERS, RELEASES, AND OTHER LIMITATIONS ON LIABILITY OR CLAIMS PROVIDED IN THIS ARTICLE OR ELSEWHERE IN THIS LEASE (INCLUDING WITHOUT LIMITATION, LIABILITY OR CLAIMS BASED ON NEGLIGENCE OR OTHER FAULT) HAS BEEN KNOWINGLY AND INTENTIONALLY MADE AND AGREED TO BY TENANT. THIS SECTION IS INTENDED TO SATISFY ANY REQUIREMENT OF LAW THAT A WAIVER, RELEASE, OR OTHER LIMITATION OR CLAIMS OR LIABILITY BASED ON NEGLIGENCE OR OTHER FAULT BE CONSPICUOUSLY DISCLOSED.

                          VII. DEFAULT AND REMEDIES

7.1 TENANT DEFAULT. The occurrence of any of the following will be a "TENANT DEFAULT":

     (a) Tenant fails to pay Monthly Rent Installment within five (5) days after the date payment is due, or Tenant fails to pay any other Rent or other sum owing from Tenant to Landlord under this Lease within ten (10) days after the date of Tenant's receipt of a bill, invoice, or other written demand for payment.

     (b) Tenant fails to perform or comply with any provision of this Lease not requiring the payment of Rent or other sums of money, and such failure continues for more than fifteen (15) days after written notice from Landlord of such failure; provided, however, if any such failure by Tenant cannot be corrected within such 15-day period solely as a result of nonfinancial circumstances outside of Tenant's control, and if Tenant has commenced substantial corrective actions within such 15-day period and is diligently pursuing such corrective actions, such 15-day period will be extended for such additional time as is reasonably necessary to allow completion of actions to correct Tenant's failure.

     (c) Tenant fails to take occupancy of the Premises within fifteen (15) days after the Commencement Date, or Tenant thereafter ceases to do business in or abandons any substantial part of the Premises, whether or not Rent continues to be paid.

     (d) If Tenant or any guarantor of this Lease is other than a natural person, the corporate, partnership, or other entity constituting Tenant or such guarantor is dissolved, liquidated, or otherwise ceases to exist in good standing under applicable Law.

     (e) Tenant's leasehold estate is taken on execution or other process of Law in any action against Tenant.

     (f) Tenant or any guarantor of this Lease files a petition under any chapter of the United States Bankruptcy Code, as amended, or under any similar Law of any state, or a petition is filed against Tenant or any such guarantor under the United States Bankruptcy Code, as amended, or under any similar Law of any state and is not dismissed with prejudice within twenty
(20) days of filing, or a receiver or trustee is appointed for Tenant's leasehold estate or for any substantial part of the assets of Tenant or any such guarantor and such appointment is not dismissed with prejudice within sixty (60) days, or Tenant or any such guarantor makes a general assignment for the benefit of creditors.

     (h) Any guarantor of this Lease fails or refuses to perform or comply with such guarantor's guaranty of this Lease.

7.2 LANDLORD'S REMEDIES. If a Tenant Default has occurred, Landlord may (in addition to any other rights or remedies available by Law) then or at any time thereafter to do any one or more of the following at Landlord's option:

     (a) LandLord, with or without terminating this Lease, may take any reasonable action to remedy any failure of Tenant to comply with or perform this Lease, and may enter the Premises as necessary to do so. Tenant must reimburse Landlord on written demand for all costs so incurred plus a Building standard charge to compensate Landlord for the additional administrative burden.

     (b) Landlord may terminate this Lease by express written notice of termination to Tenant, enter and repossess the Premises by forcible entry or detainer suit or as otherwise permitted by Law without additional demand or notice of any kind to Tenant, and remove all persons or property therefrom using such lawful force as may be necessary (and Tenant hereby waives any claim for loss or damage by reason of such reentry, repossession, or removal), in which case Landlord will be entitled to recover from Tenant (i) the cost of repossessing the Premises (including without limitation, reasonable attorneys' fees and costs of litigation), (ii) the anticipated cost of any repairs, alterations, additions, and improvements to the Premises, leasing inducements, and brokerage commissions for reletting the Premises, (ii) all unpaid Rent owed at the time of termination, (iv) the present value of the balance of the Rent for the remainder of the Term less the present fair market rental value of the Premises for the same period (taking into account all relevant factors, including market rent concessions and the time necessary to relet the Premises and using a discount rate per annum equal to the interest rate on U.S. Treasury obligations with a maturity comparable to the length of the remainder of the Term), and (v) interest and any other sum of money or damages owing by Tenant to Landlord. On termination of this Lease, Landlord may elect to evict all subtenants and others in possession, or on attornment of any subtenant to Landlord, to recognize such sublease as a direct lease between the subtenant and Landlord.

     (c) Landlord may terminate Tenant's right of possession (but not this Lease), enter and repossess the Premises by forcible entry or detainer suit or as otherwise permitted by Law without demand or notice of any kind to Tenant and without terminating this Lease, and remove all persons or property therefrom using such lawful force as may be necessary (and Tenant hereby waives any claim for loss or damage by reason of such reentry, repossession, or removal), in which case Landlord may (but will not be obligated to) relet the Premises for the account of Tenant for such rent and upon such terms as are satisfactory to Landlord, and without preference to any other space in the Building. The rent actually received from such reletting of the Premises, if any, will be applied to (i) the cost of repossessing the Premises (including without limitation, reasonable attorneys' fees and costs of litigation), (ii) the cost of any repairs, alterations, additions, and improvements to the Premises, leasing inducements, and brokerage commissions paid by Landlord for reletting the Premises (which Landlord is hereby authorized to make), (iii) accrued unpaid Rent, and (iv) interest and any other sum of money or damages owing by Tenant to Landlord. If at any time or from time to time the rent actually received from such reletting of the Premises, if any, is not sufficient to pay all such sums then accrued, the deficiency will be due and payable from Tenant to Landlord on written demand. Landlord may file suit to recover any such deficiency at any time or from time to time without being obliged to wait until expiration of the Term, and no recovery of any sum due Landlord will be a defense to recovery of any amount not previously reduced to judgment. No reletting of the Premises will be construed as an election on the part of Landlord to terminate this Lease, which termination will occur, if at all, only by express written notice of termination of Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any previous Tenant Default.

     (d) In entering the Premises pursuant to this Section, Landlord may use a duplicate or master key or lock combination or other lawful means, and may thereafter change the locks to the Premises to preclude further access by Tenant or others; and Tenant waives any requirement of Law to the contrary. Thereafter, Landlord will not be obliged to permit Tenant or others to enter the Premises; provided, however, during Landlord's normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant not subject to any lien or security interest in favor of Landlord.

     (e) Even if this Lease is not terminated, Landlord may terminate all rights of Tenant, if any, to receive any allowance, reimbursement payment, or other concession under any provision of this Lease (or any Rider) and all renewal, extension, expansion, cancellation, termination, or other options of Tenant, if any, under any provisions of this Lease (or any Rider).

7.3 HOLDING OVER. If Tenant remains in possession after the expiration of the Term or earlier termination of this Lease with the express written consent of Landlord, Tenant will be a month-to-month tenant; otherwise, Tenant will be a tenant at will. In either case, Tenant must pay a Monthly Rent Installment each month throughout the holdover period equal to the greater of
(a) twice the Monthly Rent Installment that Tenant was obligated to pay immediately preceding the start of the holdover period, or (b) the prevailing market rent for the Premises as reasonably determined by Landlord. No holding over by Tenant will extend the Term. If Tenant remains in possession as a tenant at will, Tenant will indemnify, defend, and hold Landlord harmless against any loss, liability, damage, cost, or expense (including attorneys' fees and costs of litigation), or any claim therefor, resulting from any inability or delay in delivering possession to any party to whom Landlord may have agreed to lease any part of the Premises.

7.4 LIEN FOR RENT. In addition to any lien at Law, Tenant grants Landlord a lien and security interest on all property of Tenant now or hereafter located in the Premises (including proceeds thereof) to secure payment of the Rent and full performance of this Lease by Tenant. Landlord has all rights for the enforcement of such lien and security interest as are available under applicable Law, including without limitation, rights under the Uniform Commercial Code of the state where the Property is located and the right after a Tenant Default to sell the property so encumbered at a public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time of any public sale or of the time after which any private sale is to be made, at which sale Landlord may purchase unless otherwise prohibited by Law. Unless otherwise required by Law, and without excluding any other manner of giving Tenant reasonable notice, any requirement of reasonable notice will be met if notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. The proceeds of any sale will be applied first to pay Landlord's costs and expenses of accomplishing the sale (including reasonable attorneys' fees and costs of litigation) and then to any other sums owing and unpaid to Landlord under this Lease. Tenant agrees to execute as debtor such financing statements as Landlord may reasonably request in order to perfect its security interest. Landlord, at its election at any time, may file a copy of this Lease (or a copy of the first page, this Section, and the signature page of this Lease) as a financing statement.

7.5 LANDLORD'S DEFAULT. It will be a "LANDLORD DEFAULT" only if Landlord fails to perform or comply with any provision of this Lease and the failure continues for fifteen (15) days after written notice from Tenant to Landlord (with a copy to the holder of any Mortgage if Tenant has been notified in writing of the identity and address of such holder); provided, however, if any such failure by Landlord cannot be corrected within such 15-day period solely as a result of nonfinancial circumstances outside of the control of Landlord, and if substantial corrective actions have commenced within such 15-day period and are being diligently pursued, such fifteen-day period will be extended for such additional time as is reasonably necessary to allow completion of actions to correct Landlord's failure. Except as otherwise provided in this Lease, if a Landlord Default occurs, Tenant will be entitled to all rights and remedies available by Law.

7.6 ATTORNEYS' FEES. In the event of litigation relating to a Tenant Default or a Landlord Default, the defaulting party must pay all reasonable attorneys' fees and expenses incurred by the nondefaulting party in enforcing its rights under this Lease. In addition, if Tenant requests the consent of Landlord to any matter or requests Landlord to take any other action requiring legal services, Tenant must pay all reasonable attorneys' fees and expenses so incurred by Landlord.

7.7. NON-WAIVER. The failure of a party to insist upon the strict performance of any provision of this Lease or to exercise any remedy for default will not be construed as a waiver. The waiver of any noncompliance with this Lease will not keep subsequent similar noncompliance from being a default. No waiver will be effective unless expressed in writing signed by the waiving party, and no course of dealing will constitute a waiver or otherwise modify the provisions of this Lease. No waiver will affect any condition other than the one specified in the waiver and then only for the time and in the manner stated. Landlord's receipt of any Rent or other sums with knowledge of noncompliance with this Lease by Tenant will not be considered a waiver of the noncompliance. No payment by Tenant of a lesser amount than the full amount then due will be considered to be other than on account of the earliest amount due. No endorsement or statement on any check or any letter accompanying any check or payment will be considered an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance owing and to pursue any other available remedies. No acceptance by Landlord of keys or possession of the Premises will constitute a surrender or waive any Tenant Default or other liability or obligation of Tenant under this Lease.

7.8 REMEDIES CUMULATIVE. Except as otherwise expressly stated in this Lease, all rights and remedies in this Lease are in addition to such other rights as may be available by Law. The exercise of one right or remedy will not constitute an election to waive or forego any other right or remedy.


                          VIII.  OTHER PROVISIONS

8.1 NOTICES. Any notice in connection with this Lease may be given by (a) depositing written notice in the United States mail, postpaid and certified and addressed to the party at its Notification Address with return receipt requested, (b) delivering written notice by commercial messenger or overnight private delivery service to the party at its Notification Address, or (c) facsimile transmission of written notice to the party at its Notification Address. Unless actually received earlier, written notice deposited in the mail in the manner described above will be effective on the third business day after it is so deposited, even if not received. Written notice given by commercial messenger, overnight private delivery, or facsimile transmission in the manner described above will be effective as of the time of receipt at the Notification Address as evidenced by any confirmation of delivery provided by the messenger or delivery service or by facsimile confirmation of transmission. Each party may change its Notification Address by not less then least ten (10) days' prior written notice to the other party.

8.2 BUILDING STANDARD CHARGES. The Building standard charge for any service or other action is fifteen percent (15%) of the total costs and expenses paid to others for necessary materials, equipment, and services (including legal, architectural, engineering, and other consulting services), or at Landlord's option, a reasonable fee or other charge uniformly established for the Building to compensate Landlord for the additional work and administrative burden.

8.3 BROKERS. Each of Landlord and Tenant represents and warrants to the other that it has not entered into any agreement with, or otherwise had any dealings with any broker or agent other than Broker as the result of which any commission, fee, or other compensation of any kind will be payable by the other party in connection with this Lease. Each party will indemnify, defend, and hold the other party harmless against any loss, liability, damage, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, resulting from the untruth or inaccuracy of the foregoing warranty and representation made by such party. Any fee of commission owing to Broker will be paid only in accordance with the terms of a separate written agreement directly between Landlord and Broker.

8.4 AUTHORITY. Tenant warrants that as of the date of execution of this Lease by Tenant, all consents or approvals (including approvals of any board of directors or partners) required for Tenant's execution, delivery, and performance of this Lease have been obtained, that Tenant has the right and authority to enter into and perform this Lease, and that this Lease is valid and binds Tenant. Landlord warrants that as of the date of execution of this Lease by Landlord, all consents or approvals (including approvals of any board of directors or partners) required for Landlord's execution, delivery, and performance of this Lease have been obtained, that Landlord has the right and authority to enter into and perform this Lease, and that this Lease is valid and binds Landlord.

8.5 RECORDING AND CONFIDENTIALITY. Tenant agrees not to record this Lease or any memorandum or affidavit thereof. Tenant may not disclose the terms of this Lease to any third party except (a) legal counsel to Tenant, (b) any assignee of Tenant's interest in this Lease or sublessee of Tenant, (c) as required by Law or by subpoena or other similar legal process, or (d) for financial reporting purposes.

8.6  INTERPRETIVE PROVISIONS.  Landlord and Tenant agree that:

     (a) This document, which consists of the Basic Lease information, this Lease Agreement, and its attached Exhibits and Riders (which are identified below the signatures of the parties), embodies the entire contract between the parties, and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent, and similar documents. All representations, warranties, or agreements of an inducement nature, if any, are merged with, and stated in this document. This Lease is being executed in multiple counterparts, each of which is an original for all purposes.

     (b) This Lease may be amended or otherwise modified only by a written instrument executed by both Landlord and Tenant. No consent or approval by Landlord will be effective unless given in writing signed by Landlord or its duly authorized representative. Any consent or approval by Landlord will extend only to the matter specifically stated in writing.

     (c) The captions appearing in this Lease are included solely for convenience and will never be given any effect in construing this Lease. The presumption that this Lease should be more strictly construed against Landlord as the drafting party does not apply.

     (d) If any provision of this Lease is invalid or unenforceable, the remainder of this Lease will not be affected. Each separate provision of this Lease will remain valid and enforceable to the fullest extent permitted by Law.

     (e) This Lease binds not only Landlord and Tenant, but also their respective heirs, personal representatives, successors, and assigns (to the extent assignment is permitted by this Lease).

     (f) This Lease is governed by the Laws of the state where the Property is located.

     (g) All references to "days" in this Lease are to calendar days. All references to "business days" in this Lease are to days that national banks are open for business in the city where the Property is located. All references to the "date of this Lease" are to the date appearing on the cover page of this Lease, which is approximately the date on which Tenant executed this Lease. Time is of the essence.

     (h) Any liability or obligation of Landlord or Tenant under this Lease accrued, arising, or based on any act, omission, or other circumstance during the Term will survive the expiration of the Term or earlier termination of this Lease, including without limitation, obligations and liabilities (i) relating to the final adjustment of any estimated installments of the Base Rent Adjustment to the actual Base Rent Adjustment to the actual Base Rent Adjustment owed, (ii) relating to the condition of the Premises, and (iii) arising under agreements in this Lease to indemnify, defend, or hold harmless.

     (i) The relationship created by this Lease is that of Landlord and tenant. Landlord and tenant are not partners or joint ventures, and neither has any agency powers on behalf of the other. Tenant is not a beneficiary of any other contract or agreement relating to the Property to which Landlord may be a party, and Tenant has no right to enforce any such other contract or agreement on behalf of itself, Landlord, or any other party.

8.7 EXECUTION AND EFFECTIVENESS. If the name of any Guarantor is reflected in the Basic Lease Information, Landlord's obligations are conditioned upon the receipt by Landlord of the Guaranty of Lease in the form attached as Exhibit E duly executed by such Guarantor, failing which this Lease will be null and void. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or any option for lease. This Lease will be effective only when fully executed and delivered by both Tenant and Landlord.

     IN WITNESS WHEREOF, the parties have executed this Lease.

LANDLORD:                                   TENANT:

PATRIOT SAINT JAMES II INVESTORS, L.P.      Houston Interweb Design, Inc.
--------------------------------------      ------------------------------------
By:  Saint James II Operating Corporation,
     its General Partner



By:    James L. Mertz, Jr.                  By:    Harry White
       -------------------------------             -----------------------------
Name:  James L. Mertz, Jr.                  Name:  Harry White
       -------------------------------             -----------------------------
Title: Senior Vice President                Title: President
       -------------------------------             -----------------------------




Exhibits:
--------

A Floor Plan of Premises
B Description of Land
C Form of Commencement Date Certificate
D Building Rules


Riders:
------

1  Work Letter
2  Parking
3  Asbestos
4. Tax Contest Rights

                                EXHIBIT A

                          FLOOR PLAN OF PREMISES


                               [FLOOR PLAN]

                                 EXHIBIT A

                                WORK LETTER

1. The "PLANS" consist of the following described drawings and specifications prepared by ARCHITECTURAL AND ENGINEERING ASSOCIATES, INC. (the "ARCHITECT"), which are hereby approved by Tenant and Landlord:

     PRELIMINARY SPACE PLAN DRAWINGS FOR IMPROVEMENTS TO BE CONSTRUCTED TO SUITE 515, PREPARED BY ARCHITECT AND DATED SEPTEMBER 17, 1997. IN ADDITION, LANDLORD WILL PROVIDE A MAXIMUM OF SIX NEW DUPLEX, 110 VOLT ELECTRICAL OUTLETS IN LOCATIONS DESIGNATED BY TENANT, REPLACE THE EXISTING LIGHT LENSES WITH PARABOLIC LENSES AND PROVIDE FOR ONE ADDITIONAL HVAC SUPPLY OUTLET IN THE WORK ROOM.

2. Landlord will promptly begin construction of the alterations, additions, and improvements described in the Plans (the "WORK LETTER IMPROVEMENTS"), and will pursue construction with reasonable diligence to completion.
Construction of Work Letter Improvements will be accomplished by contractors selected and employed by Landlord.

3. Landlord will pay the fees and expenses of the Architect in connection with preparation of the Plans and construction of the Work Letter
Improvements and the cost of constructing the Work Letter Improvements in accordance with the Plans.

4. If Tenant requests any changes in the Plans, Tenant must submit revised drawings and specifications for Landlord's approval. If Landlord approves the changes, Landlord will incorporate the changes in the Work Letter Improvements following Landlord's receipt of a change order executed by Tenant. As a condition to Landlord's approval, Tenant must pay Landlord in advance the full amount of all construction, architectural, and other costs attributable to the change.

5. The "SUBSTANTIAL COMPLETION DATE" will be the date on which the Work Letter Improvements are completed in all material respects in substantial compliance with the Plans (including any changes thereto approved by a change order executed by Landlord and Tenant) excepting only minor finish and touch-up work that does not interfere in any material respect with the occupancy of the Premises by Tenant. The Substantial Completion Date will be reasonably determined by the Architect, whose good faith determination will bind Landlord and Tenant. After the Substantial Completion Date, Landlord will promptly complete any work required to complete the Work Letter Improvements, and Landlord may enter the Premises for that purpose at any time without prior notice to Tenant.

6. On the Commencement Date, Tenant must pay Landlord one (1) day's Base Rent (at the rate initially in effect after the Commencement Date) for each day that construction of the Work Letter Improvements was delayed by (a) changes in the Plans requested by Tenant, (b) installation of nonstandard equipment, materials, or finishes requiring an unusually long time to obtain or install, or (c) any other act or omission of Tenant or its employees, agents, or contractors.

7. The failure of Tenant to make any payment due under this Work Letter is a failure to pay Rent under the Lease.

                              EXHIBIT "B"

                       ATTACHED TO AND MADE A PART
                                 OF
                        OFFICE LEASE AGREEMENT

                     LEGAL DESCRIPTION OF THE LAND

Lot Four (4), SAN FELIPE GREEN, a subdivision of the Charles Sage Survey, Abstract 697 in Harris County, Texas, being 3.1502 acres more or less out of a 48.245 acre tract of land recorded as San Felipe Green in Volume 175 Page 92 of the Deed Records of Harris County, Texas, and further described as follows:

STARTING at a point at the Northwest corner of San Felipe Green, said point being on the South R.O.W. line of San Felipe Road and proceeding South 00 deg. 11 min. 37 sec. West a distance of 408.38 feet to a point for Northwest corner and PLACE OF BEGINNING;

THENCE from the Place of Beginning South 00 deg. 11 min. 37 sec. West a distance of 350.00 ft. with the West property line of San Felipe Green to a point for corner;

THENCE South 89 deg. 59 min. 30 sec. East a distance of 390.00 ft. to a point for corner on the West R.O.W. line of St. James Place;

THENCE North 00 deg. 11 min. 37 sec. East a distance of 236.69 feet with the West R.O.W. line of St. James Place to an angle point;

THENCE a distance of 115.58 feet along a curve to the right having a radius of 340.00 feet and a chord length of 115.03 feet at a bearing of North 9 deg. 55 min. 58 sec. East to a point for corner on the West R.O.W. line of St. James Place;

THENCE North 89 deg. 59 min. 30 sec. West a distance of 409.45 feet to the PLACE OF BEGINNING and thus describing a tract of land of 3.1502 acres or 137,224.77 square feet.

                                  EXHIBIT C

                    FORM OF COMMENCEMENT DATE CERTIFICATE

                              OCTOBER 16, 1997


Patriot Saint James II Investors, L.P.
3030 LBJ Freeway, Suite 1500
Dallas, Texas 75234


Gentlemen:


     Please refer to the Lease Agreement (the "Lease") dated October 15, 1997 between Patriot Saint James II Investors, L.P., ("Landlord") and the undersigned ("Tenant") covering the Premises containing 1,274 square feet of Net Rentable Area on the fourth floor of the Building located at 1770 St. James Place, Houston, Harris County, Texas.

     Landlord and Tenant agree that the Commencement Date of the Lease is October 19, 1997.

                                       Very truly yours,


                                       TENANT:


                                       Houston Interweb Design, Inc.


                                       By:     /s/ Harry White
                                            ----------------------------------
                                       Name:   Harry White
                                            ----------------------------------
                                       Title:  CEO
                                            ----------------------------------


AGREED AND ACCEPTED
this 17 day of November, 1997.

LANDLORD:

Patriot Saint James II INVESTORS, L.P.
By:  Saint James II Operating Corporation,
     its General Partner


By:     /s/ James L. Mertz, Jr.
     ----------------------------------
Name:   James L. Mertz, Jr.
     ----------------------------------
Title:  Senior Vice President & COO
     ----------------------------------


               NOT TO BE EXECUTED UNTIL THE COMMENCEMENT DATE

                             RIDER 2

                             PARKING

1. Tenant is authorized to park 6 vehicles in the parking facilities on the Property (the "PARKING FACILITIES"). No specific parking spaces in the Parking Facilities will be assigned to Tenant. Landlord will issue a parking sticker and/or card for each vehicle of Tenant authorized to be parked in the Parking Facilities, or Landlord will provide a reasonable alternate means to identify authorized vehicles. Landlord may designate the area of the Parking Facilities within which each authorized vehicle may be parked, and Landlord may change such designations from time to time.

2. As part of each Monthly Rent Installment payable under this Lease, Tenant must pay Landlord a "MONTHLY PARKING CHARGE" equal to $0.00 per month (plus any applicable sales tax) times the number of vehicles authorized to be parked in the Parking Facilities.

3. If parking in the Parking Facilities cannot be provided for the full number of vehicles authorized in this Rider owing to fire or other casualty, condemnation or sale in lieu thereof, or any other cause beyond the reasonable control of Landlord, the Lease will continue without abatement of Rent, and Landlord will use reasonable efforts to make available to Tenant replacement unassigned surface or Parking Facilities parking spaces within a reasonable distance from the Property, as determined by Landlord, until the full number of vehicles authorized in this Rider can again be parked in the Parking Facilities. The replacement parking spaces will be provided to Tenant without change in the Monthly Parking Charge.

4. Landlord or the operator of the Parking Facilities may make, modify, and enforce reasonable rules relating to the parking of vehicles in the Parking Facilities. Tenant must abide by such rules and exercise reasonable efforts to cause its employees, agents, contractors, customers, and visitors to abide by such rules.

5. Landlord may alter the size of the Parking Facilities, restripe parking spaces in the Parking Facilities, and designate or assign parking spaces in the Parking Facilities or elsewhere on the Property for visitor parking, reserved parking, or other purposes.

                                 RIDER 3

                                 ASBESTOS

Federal Laws require that in light of the age of the Building, certain areas and materials of the Building are presumed to contain asbestos until proven otherwise. Landlord has conducted a general assessment of the Building in accordance with applicable Laws and is operating under an operations and management plan (the "O&M PLAN") to manage locations of asbestos and "presumed asbestos" in place. Tenant may review the O&M Plan on reasonable advance notice to Landlord. Under applicable Laws and the O&M Plan, special procedures must be followed in performing many ordinary activities such as buffing floors, changing light bulbs, and changing smoke detector batteries, and maintenance personnel must be trained in these procedures. Tenant must comply (and must cause its employees and contractors to comply) with all Laws and provisions of the O&M Plan insofar as they relate to Tenant's use and occupancy of the Premises. Notwithstanding anything to the contrary in the Lease, Tenant may not perform any remodeling, maintenance, repair, or construction activities in the Premises that would violate the O&M Plan.

                                         EXHIBIT D

                                        BUILDING RULES

1. Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies, and other similar common areas of the Building may not be used for the storage of materials or disposal of trash, obstructed by any tenant, or used by any tenant for any purpose other than movement about the Building.

2. Plumbing fixtures may be used only for the purposes for which they are designed, and no sweepings, rubbish, rags, or other unsuitable materials may be disposed in them.

3. Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials is restricted to hours reasonably designated by Landlord. Landlord will determine the method and routing of the movement of such items to ensure the safety of persons and property, and Tenant will be responsible for all associated costs and expenses. Written notice of intent to move such items must be given to Landlord at least twenty-four (24) hours before the time of the move.

4. All deliveries (other than of small hand-carried parcels) must be made through the freight elevators. Passenger elevators are to be used only for the movement of persons. Delivery vehicles are permitted only in areas designated by Landlord for deliveries to the Building. No carts or dollies are allowed through the main entrances of the Building or on passenger elevators without the prior written consent of Landlord.

5. After-hours removal of hand-carried items must be accompanied by an "Equipment Removal Form" or "Property Pass" provided by Landlord or by a letter signed by an authorized representative of a tenant on the tenant's letterhead. Each tenant must give landlord a list of persons authorized to sign the Equipment Removal Form or Property Pass.

6. Landlord must approve the proposed weight and location of any safes and heavy furniture and equipment, which must in all cases stand on supporting devices approved by Landlord in order to distribute the weight.

7. Corridor doors that lead to common areas of the Building (other than doors opening into the elevator lobby on floors leased entirely to a tenant) must be kept closed at all times.

8. Each tenant must cooperate with Landlord to keep its premises neat and clean. No tenant may employ any person for the purpose of cleaning other than the Building's cleaning and maintenance personnel.

9. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

10. No birds, fish, or other animals may be brought into or kept in, on, or about the Building (except for seeing-eye dogs).

11. Tenants may not tamper with or attempt to adjust temperature control thermostats in their premises. Landlord will adjust thermostats as required to maintain the Building standard temperature. Each tenant must use reasonable efforts to keep all window blinds down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

12. Each tenant will comply with all security procedures during business hours, after hours, and on weekends. Landlord will give each tenant prior notice of the security procedures.

13. Tenants must lock all office doors leading to corridors and turn out all lights at the close of their working day.

14. All requests for overtime air conditioning or heating must be submitted in writing to Landlord by an authorized representative of the tenant. Each tenant must give Landlord a list of persons authorized to request overtime services. Any such request must be made by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests, and by 2:00 p.m. on the preceding business day for holiday requests. Requests made after that time may result in an additional charge to such tenant, if acted upon by Landlord, but Landlord will have no obligation to act on untimely requests.

15. No flammable or explosive fluids or materials may be kept or used within the Building except in areas approved by Landlord, and each tenant must comply with all applicable building and fire codes.

16. No machinery of any kind other than normal office equipment may be operated by any tenant in its premises without the prior written consent of Landlord.

17. Canvassing, peddling, soliciting, and distribution of hand bills in the Building (except for activities within a tenant's premises that involve only the tenant's employees) is prohibited. Tenants will notify Landlord if such activities occur.

18. A "Tenant Contractor Entrance Authorization" form supplied by Landlord is required for the following:

     (a) Access to Building mechanical, telephone or electrical rooms (e.g., Southwestern Bell Telephone employees).

     (b) After-hours freight elevator use.

     (c) After-hours building access by tenant contractors. Tenants will be responsible for contacting Landlord in advance for clearance of tenant contractors.

19. Tenants must refer all contractors, contractors' representatives, and installation technicians tendering any service to them to Landlord for Landlord's supervision, approval, and control before the performance of any contractual services. This provision applies to all work performed in the Building (other than work under contract for installation or maintenance of security equipment or banking equipment), including but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and any other portion of the Building.

20. Smoking is not permitted in the restrooms, stairwells, elevators, public lobbies or public corridors.

21. Each tenant is responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building, and Building facilities may not be used for dumping. Each tenant is responsible for compliance with this rule by its contractors. If trash is not promptly removed, Landlord may cause it to be removed at the tenant's sole cost plus a building standard charge to be determined by Landlord to cover Landlord's administrative costs.

22. Tenants may not install, leave, or store equipment, supplies, furniture, or trash outside their premises.

23. Each tenant must provide Landlord with names and telephone numbers of individuals who should be contacted in an emergency.

24. Tenants must comply with the Building's life safety program established by Landlord, including without limitation, fire drills, training programs, and fire warden staffing procedures, and must use reasonable efforts to cause all tenant employees, invitees, and guests to comply with such program.

25. No ice, mineral or other water, towels, newspapers, or other products may be delivered to any premises except by persons appointed or approved by Landlord in writing.

26. If a tenant requires telegraphic, telephonic, annunciator, or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed, and none may be introduced or placed except as Landlord may approve. Electrical current may not be used for space heaters, cooking, or heating devices or similar appliances without Landlord's prior written permission.

27. Nothing may be swept or thrown into corridors, halls, elevator shafts, or stairways.

28. No portion of any tenant's premises may be used or occupied as sleeping or lodging quarters, nor may personnel occupancy loads exceed limits reasonably established by Landlord for the Building.

29. All communications to Landlord in connection with these rules may be addressed to Landlord's property manager, and any approvals required of Landlord under these rules may be obtained from or through Landlord's property manager.

IF THERE IS A CONFLICT BETWEEN ANY OTHER PROVISIONS OF THE LEASE AND THESE BUILDING RULES, THE OTHER PROVISIONS OF THE LEASE CONTROL.

                                    Rider 4

                          TAX CONTEST RIGHTS - TEXAS


Tenant waives all present and future rights provided by Law, including all present and future rights arising under the TEXAS PROPERTY TAX CODE, to (a) receive notice from Landlord of any change in the amount of the assessment or rate of taxation of the Property for purposes of any ad valorem real or personal property taxes included in Tax Costs, or (b) to file, appear in, or pursue any judicial or administrative protest, appeal or other challenge of the amount of the assessment or the rate of taxation of the Property for purposes of any ad valorem real or personal property taxes included in Tax Costs. Notwithstanding anything to the contrary contained in the Lease, the filing of appearance in, or pursuit of any such judicial or administrative protest, appeal, or other challenge of the amount of the assessment or rate of taxation of the Property by or on behalf of Tenant will immediately constitute a Tenant Default. Tenant acknowledges that it has been advised to have the provisions of this Rider reviewed by an attorney of its own choosing and that it has done so or knowingly elected not to do so. The provisions of this Rider have been knowingly, intentionally, and willingly agreed to by Tenant.

                     FIRST AMENDMENT TO LEASE AGREEMENT


     THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is made as of July 31, 1998, by and between MACK-CALI TEXAS PROPERTY, L.P., as successor in interest to Patriot Saint James II Investors, L.P., (hereinafter "Landlord"), with an address of 3030 LBJ Freeway, Suite 1000, Dallas, Texas 75234, and Houston Interweb Design, Inc., (hereinafter "Tenant").

A. Tenant occupies the Leased Premises under the terms of that certain Lease dated October 15, 1997 (the "Lease") between Landlord and Tenant for 1,274 square feet of Rentable Area contained in Suite 515 on the fifth floor of the Building known as Saint James II, 1770 St. James Place, Houston, Harris County, Texas.

B. Landlord and Tenant desire to add additional space to the Leased Premises and make other related changes to the Lease.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1.   ADDITIONAL SPACE.   Effective July 10, 1998 (the "Additional Space
Commencement Date"), Suite 420 containing 5,369 square feet of Net Rentable Area (the "Additional Space"), as shown on Exhibit A attached hereto, shall be added to the Leased Premises for the remainder of the Lease Term. After this addition, the Leased Premises shall contain a total of 6,643 square feet of Net Rentable Area.

     2.   BASE RENT.   Effective on the Additional Space Commencement Date,
the Base Rent shown on the Basic Lease information page of the Lease shall be modified to read as follows:

     "$7,196.59 PER MONTH BEGINNING ON THE ADDITIONAL SPACE COMMENCEMENT DATE THROUGH OCTOBER 19, 2000".

     3.   IMPROVEMENT ALLOWANCE.   Landlord shall provide an allowance of
$1,500.00 to provide for the construction of permanent improvements to the Leased Premises (the "Allowance"). The Allowance must be utilized by December 29, 1998 or such Allowance shall no longer be available to Tenant.

     4.   BASE YEAR.   The Base Year shall remain unchanged from the Lease as
Base Year 1997.

     5.   STORAGE SPACE.   Tenant also leases from Landlord Suite B02 which
contains 276 square fee of Net Rentable Area in the basement of the Building, as shown on Exhibit A-1 attached hereto, for use as storage space. Tenant shall pay to landlord the sum of no/100 Dollars as rental for the basement storage space. This amount shall be invoiced to Tenant in addition to the monthly Base Rent shown in paragraph 2 above.

     6.   PARKING.   Landlord shall furnish to Tenant parking in accordance
with Exhibit B, attached hereto.

     7. CONTROLLING PROVISIONS: This First Amendment amends the Lease and in the event of conflict between the First Amendment and the Lease, the terms of the First Amendment to Lease shall control. Except as expressly amended hereby, all terms and provisions of the Lease remain unchanged, and as amended, the Lease continues in full force and effect. Terms used and not otherwise defined in this Amendment have the same meanings as in the Lease itself.


LANDLORD                                      TENANT

MACK-CALI TEXAS PROPERTY, L.P.                HOUSTON INTERWEB DESIGN, INC.
THROUGH ITS GENERAL PARTNER,
MACK-CALI SUB XVII, INC.



By: /s/ James L. Mertz, Jr.                   By: /s/ Harry White
    -----------------------------                 -----------------------------
Name:  James L. Mertz, Jr.                    Name: Harry White
Title: Vice President                         Title: President

                                      [FLOOR PLAN]

                                       EXHIBIT A-1

                              Floor Plan of Storage Space




                                      [FLOOR PLAN]

                                        EXHIBIT B

                                         PARKING

1. Tenant is authorized to park (a) 23 vehicles in the general parking area designated by Landlord in the parking facility on the Property (the "Facilities"), and (b) 3 vehicles in the reserved parking area designated by Landlord in the Facilities. No specific parking spaces in the Facilities will be assigned to Tenant other than the three (3) spaces in the reserved parking area designated in 1(b) above. Landlord will issue a parking sticker and/or card for each vehicle of Tenant authorized to be parked in the Facilities, or Landlord will provide a reasonable alternate means to identify authorized vehicles. Landlord may designate the area of the Facilities within which each authorized vehicle may be parked, and Landlord may change such designations from time to time.

2. As part of each Monthly Rent Installment payable under this Lease, Tenant must pay Landlord a "MONTHLY PARKING CHARGE" equal to the sum of (a) $0.00 per month (plus any applicable sales tax) times the number of vehicles authorized to be parked in the general parking area of the Facilities, plus
(b) $_____ per month (plus any applicable sales tax) times the number of vehicles authorized to be parked in the reserved parking area of the Facilities.

3. If parking in the Facilities cannot be provided for the full number of vehicles authorized in this Rider owing to fire or other casualty, condemnation or sale in lieu thereof, or any other cause beyond the reasonable control of Landlord, this Lease will continue without abatement of Rent, and Landlord will use reasonable efforts to make available to Tenant replacement unassigned surface or garage parking spaces within a reasonable distance from the Property, as determined by Landlord, until the full number of vehicles authorized in this Rider can again be parked in the Facilities. The replacement parking spaces will be provided to Tenant without change in the Monthly Parking Charge.

4. Landlord or the operator of the Facilities may make, modify, and enforce reasonable rules relating to the parking of vehicles in the Facilities. Tenant must abide by such rules and exercise reasonable efforts to cause its employees, agents, contractors, customers, and visitors to abide by such rules.

5. Landlord may alter the size of the Facilities, restripe parking spaces in the Facilities, and designate or assign parking spaces in the Facilities or elsewhere on the Property for visitor parking, reserved parking, or other purposes.